Exhibit 5.1

OPINION AND CONSENT OF PROCOPIO, CORY, HARGREAVES & SAVITCH LLP

April 9, 2004

Provena Foods Inc.

5010 Eucalyptus Avenue

Chino, California 91710

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Provena Foods Inc., a California corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the registration of up to 500,000 shares of the Company’s Common Stock (the “Shares”), under the Company’s 1988 Employee Stock Purchase Plan (the “Purchase Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Purchase Plan, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Purchase Plan, will be validly issued, fully paid, and nonassessable. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Purchase Plan.

We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ PROCOPIO, CORY, HARGREAVES & SAVITCH LLP